                                    EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

                     J.P. MORGAN MULTI-STRATEGY FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase
                            Dated September 25, 2006

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
                            RECEIVED BY PFPC INC. BY,
         12:00 MIDNIGHT, NEW YORK TIME, ON WEDNESDAY, OCTOBER 25, 2006,
                          UNLESS THE OFFER IS EXTENDED.

                Complete This Notice of Withdrawal And Return To:

                    J.P. Morgan Multi-Strategy Fund, L.L.C.,
                                  c/o PFPC Inc.
                                  P.O. Box 219
                               Claymont, DE 19703

                      Attention: Tender Offer Administrator
                              Phone: (302) 791-2810
                               Fax: (302) 791-2790

Ladies and Gentlemen:

     The undersigned wishes to withdraw the tender of its limited liability company interest in J.P. Morgan Multi-Strategy Fund, L.L.C. (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

     Such tender was in the amount of:

          [ ]  The undersigned's entire limited liability company interest.

          [ ] A portion of the undersigned's limited liability company interest expressed as a specific dollar value.

          $_______________________

     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS                   FOR OTHER INVESTORS:
AND JOINT TENANTS:


----------------------------------------   -------------------------------------
Signature                                  Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


----------------------------------------   -------------------------------------
Print Name of Investor                     Signature
                                           (SIGNATURE OF OWNER(S) EXACTLY AS
                                           APPEARED ON SUBSCRIPTION AGREEMENT)


----------------------------------------   -------------------------------------
Joint Tenant Signature if necessary        Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION
AGREEMENT)


----------------------------------------   -------------------------------------
Print Name of Joint Tenant                 Co-signatory if necessary (SIGNATURE
                                           OF OWNER(S) EXACTLY AS APPEARED ON
                                           SUBSCRIPTION AGREEMENT)

                                           -------------------------------------
                                           Print Name and Title of Co-signatory

Date:
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